                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMERISOURCE HEALTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                PRELIMINARY COPY

                               [AMERISOURCE LOGO]
                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 3, 1999
                            ------------------------

TO THE STOCKHOLDERS OF AMERISOURCE HEALTH CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Stockholders of AMERISOURCE HEALTH CORPORATION will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Wednesday, March 3, 1999, at 8:30 a.m. local time, for the purpose of:

          (1) electing eight directors;

          (2) approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, par value $0.01 per share, to 100,000,000 from 50,000,000;

          (3) approving the AmeriSource Health Corporation 1999 Stock Option
              Plan;

          (4) approving the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan; and

          (5) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 27, 1999 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof; only holders of Class A Common Stock of the Company of record on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          /s/William D. Sprague
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

February   , 1999

                         AMERISOURCE HEALTH CORPORATION
                           300 CHESTER FIELD PARKWAY
                               MALVERN, PA 19355
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of AmeriSource Health Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held March 3, 1999 and at any adjournments thereof. The Company's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are
being mailed to stockholders on or about February   , 1999.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Only the holders of record of shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on January 27, 1999 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On January
27, 1999, there were           shares of Common Stock issued and outstanding.
There were also           shares of the Class B Common Stock, par value $0.01
per share (the "Class B Common Stock"), and        shares of the Class C Common
Stock, par value $0.01 per share (the "Class C Common Stock"), of the Company issued and outstanding. Holders of the Class B Common Stock may elect at any time to convert any and all of such shares into Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. A share of Class C Common Stock will automatically be converted into a share of Common Stock (a) immediately prior to its sale in a future public offering or (b) at such time as such share of Class C Common Stock has been sold publicly.

     The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 6, 1999, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer named in the Summary Compensation Table, all the directors and executive officers of the Company as a group, and each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                                AGGREGATE NUMBER
                                                                                   OF SHARES       PERCENT
                                                      TITLE OF                    BENEFICIALLY       OF
      NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNER                  OWNED(1)        CLASS
      ------------------------                    ----------------              ----------------   -------
R. David Yost(2)                       President and Chief Executive Officer
                                       and Director...........................        277,750         1.0%
Kurt J. Hilzinger(2)                   Senior Vice President, Chief Operating
                                       Officer and Chief Financial Officer....        114,850           *
David M. Flowers(2)                    Vice President, AmeriSource Health
                                       Corporation and President, American
                                       Health Packaging.......................         50,900           *
Bruce C. Bruckmann(3)                  Director...............................         55,920           *
Michael A. Delaney(4)                  Director...............................              0          --
Richard C. Gozon(3)                    Director...............................         25,000           *
Lawrence C. Karlson(3)                 Chairman & Director....................         25,000           *
George H. Strong(3)                    Director...............................         15,500           *
James A. Urry(4)                       Director...............................              0          --
Barton J. Winokur(3)                   Director...............................         34,750           *
All directors and executive officers as a group
  (10 persons)(2)(3)(4).......................................................        599,670         2.5%
399 Venture Partners, Inc. ("VPI")(5)(6)......................................      6,201,073        25.7%
  1209 Orange Street Wilmington, DE
  19801
FMR Corp......................................................................      2,674,000       11.10%
  82 Devonshire Street
  Boston, MA 02109

---------------

  * Less than 1.0%

Footnotes appear on following page

(1) Based on information furnished to the Company by the respective stockholders. Except as indicated below, the Company is informed that the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2) Common Shares and the percent of class listed as being beneficially owned by the Company's executive officers include outstanding options to purchase Common Stock which are exercisable within 60 days of January 6, 1999, as follows: Mr. Yost -- 87,500 shares; Mr. Hilzinger -- 56,500 shares; and Mr. Flowers -- 22,500 shares.

(3) Common Shares and the percent of class listed as being beneficially owned by the Company's Non-employee Directors include outstanding options to purchase Common Stock which are exercisable within 60 days of January 6, 1999, as follows: Mr. Bruckmann -- 20,000 shares; Mr. Gozon -- 20,000 shares; Mr. Karlson -- 20,000 shares; Mr. Strong -- 10,000 shares; and Mr.
    Winokur -- 15,000 shares.

(4) Messrs. Delaney and Urry disclaim beneficial ownership relating to the shares of Common Stock held by VPI.

(5) Includes 2,746,560 shares of Class B Common Stock, which is convertible into Common Stock, owned by VPI.

(6) VPI disclaims beneficial ownership as to shares of Common Stock held by investors currently or previously affiliated with VPI. VPI is a wholly-owned, indirect subsidiary of Citigroup Inc.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors each serving annual terms. It is proposed that eight directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the eight nominees for director listed below. All of the nominees are presently serving as directors of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. There is no family relationship between any of the directors or nominees. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he was or is to be selected as a director or nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

BRUCE C. BRUCKMANN            Age 45            Director since 1992

     Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

          Mr. Bruckmann previously served as a director of the Company from 1989 to December 1991, and as a director of AmeriSource Corporation from 1988 to December 1991, prior to his reelection as a director of the Company in 1992. Mr. Bruckmann is a Managing Director of Bruckmann, Rosser,

     Sherrill & Co., Inc. Until January 1995, Mr. Bruckmann was a Managing Director of Citicorp Venture Capital Ltd. and of Court Square Capital Limited. Mr. Bruckmann serves as a director of Chromcraft Revington, Inc., Cort Business Services Corporation, Jitney-Jungle Stores of America, Inc., Mohawk Industries, Inc., Town Sports International, Inc., Anvil Knitwear, Inc., MEDIQ Incorporated and Penhall International Corp. Mr. Bruckmann is a member of the Compensation Committee of the Company's Board of Directors.

MICHAEL A. DELANEY            Age 44            Director since 1995

     Managing Director, Citicorp Venture Capital Ltd.

          Mr. Delaney has been a Managing Director of Citicorp Venture Capital Ltd. since 1989. Mr. Delaney is also a director of GVC Holdings, JAC Holdings, Delco Remy International, Inc., Enterprise Media Corporation, SC Processing, Inc., Triumph Group, Inc., Cort Business Services Corporation, Palomar Technologies Corporation, MSX International, Inc., International Knife & Saw, Inc., CLARK Material Handling Company, Aetna Industries, Inc., Fabri-Steel Products Incorporated, Great Lakes Dredge & Dock Corporation and Allied Digital Technologies Corp. Mr. Delaney is Chairman of the Nominating Committee and a member of the Compensation Committee of the Company's Board of Directors.

RICHARD C. GOZON            Age 60            Director since 1994

     Executive Vice President, Weyerhaeuser Company

          Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since June 1994. Mr. Gozon formerly was President and Chief Operating Officer of Alco Standard Corporation from 1988 to 1993. He is also a director of UGI Corporation, Triumph Group, Inc. and Amerigas Partners, L.P. Mr. Gozon is Chairman of the Compensation Committee, a member of the Audit Committee and a member of the Nominating Committee of the Company's Board of Directors.

LAWRENCE C. KARLSON            Age 56            Director since 1994

     Non-executive Chairman of the Board of Directors of AmeriSource Health Corporation and AmeriSource Corporation; Private Investor

          In addition to serving as the Non-executive Chairman of the Board since May 1997, Mr. Karlson is a private investor and serves as a director of CDI Corp., Spectra-Physics Lasers, Inc. and Vlasic Foods International, Inc. Mr. Karlson is a member of the Capital Appropriations Committee of the Company's Board of Directors.

GEORGE H. STRONG            Age 72            Director since 1994

     Private Investor

          Mr. Strong is a private investor and serves as a director of Health South Rehabilitation Corp., Integrated Health Services, Inc. and Balanced Care Corporation. Mr. Strong is Chairman of the Audit Committee of the Company's Board of Directors.

JAMES A. URRY            Age 45            Director since 1995

     Vice President, Citicorp Venture Capital Ltd.

          Mr. Urry has been with Citibank, N.A. since 1981, serving as a Vice President since 1986. He has been a Vice President of Citicorp Venture Capital Ltd. since 1989. He is also a director of York International Corporation, International Knife & Saw, Inc., Hancor Holdings, CLARK Material Handling Company, Cort Business Services Corporation, Airxcel, Inc., Palomar Technologies Corporation and Brunner Mond Limited. Mr. Urry is a member of the Compensation Committee of the Company's Board of Directors.

BARTON J. WINOKUR            Age 58            Director since 1990

     Chairman, Dechert Price & Rhoads

          Mr. Winokur is Chairman of the law firm of Dechert Price & Rhoads and serves as a director of CDI Corp. and Davco Restaurants, Inc. Mr. Winokur is Chairman of the Capital Appropriations Committee and a member of the Audit Committee of the Company's Board of Directors.

R. DAVID YOST            Age 51            Director since 1997

     President and Chief Executive Officer, AmeriSource Health Corporation and AmeriSource Corporation

          Mr. Yost has been President and Chief Executive Officer and a director of the Company since May 1997. Mr. Yost previously served as Executive Vice President -- Operations of the Company since 1995. Prior to that, Mr. Yost served as Group President -- Central Region of the Company since 1989. Mr. Yost is a member of the Capital Appropriations Committee and the Nominating Committee of the Company's Board of Directors.

BOARD OF DIRECTORS

     The Board of Directors of the Company held nine meetings during fiscal year 1998. All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Compensation, Audit, Capital Appropriations and Nominating Committees.

     The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The Compensation Committee also has the authority to grant and to administer stock options under the Company's stock option plans. The Compensation Committee held three meetings during fiscal year 1998. The Chairman of the Compensation Committee is Mr. Gozon and its other members are Messrs. Delaney, Urry and Bruckmann.

     The Audit Committee meets with management, the Company's independent auditors and its internal audit department to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit

Committee held four meetings during fiscal year 1998. The Chairman of the Audit Committee is Mr. Strong and its other members are Messrs. Gozon and Winokur.

     The Capital Appropriations Committee authorizes and approves investments by the Company, other than investments in the ordinary course of business. The Capital Appropriations Committee held four meetings during fiscal year 1998. The Chairman of the Capital Appropriations Committee is Mr. Winokur and its other members are Messrs. Yost and Karlson.

     The Nominating Committee reviews and evaluates potential nominees for election to the Board of Directors and makes recommendations to the Board of Directors concerning such nominees. The Nominating Committee considers potential nominees for election at annual meetings of stockholders, as well as nominees for election by the Board of Directors to fill vacancies that may arise. The Nominating Committee intends to conduct its evaluation of potential candidates independently and confidentially; therefore, it does not intend to adopt stockholder recommendations of candidates. The Chairman of the Nominating Committee is Mr. Delaney and its other members are Messrs. Gozon and Yost.

                                   PROPOSAL 2

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors has authorized an amendment to the first paragraph of Article 4 of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000 from 50,000,000. The full text of the resolution of the Board of Directors reflecting this amendment is attached to this proxy statement as Appendix A.

     As of January 6, 1999, 21,366,488 shares of Common Stock were outstanding and approximately 5,624,646 shares of Common Stock were reserved for issuance under stock incentive plans, outstanding stock option awards and upon conversion of shares of Class B Common Stock and Class C Common Stock. As of the same date, 2,750,783 shares of Class B Common Stock and 127,801 shares of Class C Common Stock were outstanding. The additional shares of Common Stock for which authorization is sought would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of shares of Common Stock have no preemptive rights to subscribe to or for any additional shares of stock of the Company.

     The Company's Board of Directors believes that it is desirable to have sufficient additional authorized but unissued shares of Common Stock available for possible future share dividends or splits, employee benefit programs, financing and acquisition transactions, and other general corporate purposes. The additional shares of Common Stock would be available for issuance without further action by the Company's stockholders, unless such action is required by applicable laws or the rules of the New York Stock Exchange, on which the shares of Common Stock are currently listed, or any other stock exchange on which the Company's securities may be listed in the future.

     Although any proposal to increase the authorized capital stock of a company may be construed as having an anti-takeover effect, neither management of the Company nor its Board of Directors views this proposal in that perspective.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                   PROPOSAL 3

     APPROVAL OF THE AMERISOURCE HEALTH CORPORATION 1999 STOCK OPTION PLAN

GENERAL

     On December 8, 1998, the Board of Directors adopted, subject to stockholder approval, the AmeriSource Health Corporation 1999 Stock Option Plan (the "1999 Option Plan"). The 1999 Option Plan provides for the granting of non-qualified stock options to acquire up to 1,600,000 shares of Common Stock to employees of the Company.

     The Company believes that the 1999 Option Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. We have summarized the 1999 Option Plan below and have attached a full copy of the Plan as Appendix B.

SUMMARY OF THE 1999 OPTION PLAN

     ADMINISTRATION. The 1999 Option Plan will be administered by a committee appointed by the Board (the "Committee"), all of whom will be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations, and "non-employee directors," as defined under Rule 16b-3 under the Exchange Act. The Committee has the sole authority to, among other things, grant options to any employee of the Company, including executive officers, and subject to the limits in the 1999 Option Plan, has the discretion to determine the number of shares to be granted. The Company has approximately 3,000 employees who would be eligible for grants under the 1999 Option Plan.

     GRANT OF OPTION. The maximum aggregate number of shares of Common Stock that may be subject to options granted under the 1999 Option Plan to any individual during any calendar year is 100,000 shares. The Committee may adjust this number and the number of shares issuable under the 1999 Option Plan for stock dividends, stock splits, combinations of shares, or other changes in outstanding Common Stock. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the 1999 Option Plan.

     EXERCISE PRICE. The exercise price for options will be determined by the Committee and will not be less than the fair market value of a share of Common Stock on the date of grant or on the date the 1999 Option Plan is approved by the stockholders, whichever last occurs. The fair market value per share will be the last reported sales price for the Common Stock on the relevant date on the New York Stock Exchange. The terms and conditions of an option grant will be specified in the option agreement. Grants may be transferred to the extent set forth in the option agreement. The Committee may permit optionees to make limited transfers for estate planning purposes.

     SECTION 162(M). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the 1999 Option Plan. An exception exists, however, for "qualified performance-based compensation." The 1999 Option Plan is intended to allow grants to meet the requirements of "qualified performance-based compensation." Stock options should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the common stock on the date of grant.

     CHANGE OF CONTROL OF THE COMPANY. In the event of a Change of Control (as defined in the 1999 Option Plan), the Company will provide each grantee notice of the Change of Control and each outstanding option will become fully exercisable provided that the grantee is employed by the Company at the time of the Change of Control and either (i) the grantee is employed by the Company on the first anniversary of the Change of Control, (ii) the grantee's employment is terminated by the Company, other than for Cause (as defined in the 1999 Option
Plan), during the one year period following the Change of Control, (iii) the grantee voluntarily terminates employment with the Company during the one year period following the Change of Control because of a Constructive Termination (as defined in the 1999 Option Plan), or (iv) the grantee's employment with the Company terminates because of death or disability during the one year period following the Change of Control. Upon a certain type of Change of Control described in the 1999 Option Plan, unless the Committee determines otherwise, all outstanding options will be assumed by, or replaced with comparable options by, the surviving corporation. In the event of a Change of Control, the Committee also has the authority to pay grantees an amount equal to the "spread" of their outstanding options (i.e., the difference between the fair market value of the shares subject to each grantee's outstanding options over the exercise price) in cash or stock or terminate outstanding options that are not exercised by a specified date.

     AMENDMENT AND TERMINATION OF THE 1999 OPTION PLAN. The Board of Directors may amend or terminate the 1999 Option Plan at any time, but may not do so without stockholder approval if such approval is required by section 162(m) of the Code. Unless terminated or extended earlier, the 1999 Option Plan will terminate on the day immediately preceding the tenth anniversary of its effective date.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following description of certain income tax consequences of the 1999 Option Plan is based upon current statutes, regulations and interpretations and does not include state or local income tax consequences. This description is not intended to address specific tax consequences applicable to an employee of the Company who receives a stock option under the 1999 Option Plan.

     None of the options to be granted under the 1999 Option Plan is intended to qualify as an "incentive stock option" as that term is defined in section 422 of the Code. Neither the option holder nor the Company will incur any federal income tax consequences as a result of the grant of an option. Upon the exercise of a 1999 Option, the difference between the exercise price and the fair market value of the shares on the date of exercise will be taxable as ordinary income to the option holder. At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of an option, any gain or loss will be a capital gain or loss to the option holder.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that the holder of an option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. The Company's income tax deduction may be limited by the $1,000,000 limit of section 162(m) of the Code if the grant does not qualify as "qualified performance-based compensation" under section 162(m) of the Code (see "Section 162(m)" above).

     TAX WITHHOLDING. The Company may require that the grantee receiving shares upon the exercise of options pay to the Company the amount of any federal, state or local taxes required by law to be withheld with respect to such exercise, or the Company may deduct the amount of any such taxes from other wages payable by the Company. With the Committee's consent, a grantee may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of an option.

     PLAN BENEFITS. Because options will be granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 1999 Option Plan are not presently determinable. As of January 25, 1999, the last reported sales price of the Company's common stock as reported on the New York Stock Exchange was $80.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                   PROPOSAL 4

        APPROVAL OF THE AMERISOURCE HEALTH CORPORATION 1999 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN

GENERAL

     On December 8, 1998, the Board of Directors adopted, subject to stockholder approval, the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan (the "1999 Directors Plan"). The 1999 Directors Plan provides for the granting of non-qualified stock options to acquire up to 175,000 shares of common stock of the Company to non-employee directors of the Company (as defined below). The Committee (as defined below) may adjust this number for stock dividends, stock splits, combinations of shares or other changes in the outstanding Common Stock.

     The Company believes that the 1999 Directors Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. We have summarized the 1999 Directors Plan below and have attached a full copy of the Plan as Appendix C.

SUMMARY OF THE 1999 DIRECTORS PLAN

     ADMINISTRATION. The 1999 Directors Plan will be administered by a committee appointed by the Board of Directors (the "Committee"), all of whom will be "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. The Committee will have full power and authority to administer and interpret the 1999 Directors Plan.

     ELIGIBILITY. All members of the Board of Directors who are not employees of the Company or a subsidiary ("Non-Employee Directors") will be eligible to participate in the 1999 Directors Plan. As of January 25, 1999, seven Non-Employee Directors were eligible to participate in the 1999 Directors Plan.

     GRANT OF OPTION. Commencing with the 1999 annual meeting of the Company's stockholders, each Non-Employee Director who is in office on the day immediately after the annual election of directors will receive a grant of non-qualified options to purchase 6,000 shares of Common Stock. The number of shares underlying the options is subject to adjustment as set forth in the 1999 Directors Plan.

     EXERCISE PRICE. The exercise price for the options will be equal to the fair market value of a share of Common Stock on the date of grant, or on the date the 1999 Directors Plan is approved by stockholders, whichever is later. The fair market value per share will be the last reported sales price of the Common Stock on the New York Stock Exchange on the relevant date. The terms and conditions of an option will be specified in the option agreement. Stock options may be transferred to the extent set forth in the option agreement. The Committee may permit optionees to make limited transfers for estate planning purposes.

     CHANGE OF CONTROL OF THE COMPANY. In the event of a Change of Control (as defined in the 1999 Directors Plan), the Company will provide each grantee with notice of the Change of Control and each outstanding option will become fully exercisable provided that the grantee is a member of the Board of Directors at the time of the Change of Control. Upon a certain type of Change of Control, as specified in the 1999 Directors Plan, unless the Committee determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. In the event of a Change of Control, the Committee also has the authority to pay grantees an amount equal to the "spread" of the outstanding options (i.e., the difference between the fair market value of the shares subject to each grantee's outstanding options over the exercise price) in cash or stock or terminate any outstanding options that are not exercised by a specified date.

     AMENDMENT AND TERMINATION OF THE 1999 DIRECTORS PLAN. The Board of Directors may amend or terminate the 1999 Directors Plan at any time. Unless terminated or extended earlier, the 1999 Directors Plan will terminate on the day immediately preceding the tenth anniversary of its effective date.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following description of certain income tax consequences of the 1999 Directors Plan is based on current statutes, regulations and interpretations and does not include state or local income tax consequences. This description is not intended to address specific tax consequences applicable to a director of the Company who receives a stock option under the 1999 Directors Plan.

     None of the options to be granted under the 1999 Directors Plan is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code. Neither the option holder nor the Company will incur any federal income tax consequences as a result of the grant of an option under the 1999 Directors Plan. Upon the exercise of an option, the difference between the exercise price and the fair market value of the shares on the date of exercise will be taxable as ordinary income to the option holder.

     At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of an option under the 1999 Directors Plan, any gain or loss will be a capital gain or loss to the option holder.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that the holder of any option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code.

     The table below summarizes the number of options that will be granted to Non-Employee Directors in 1999 under the proposed 1999 Directors Plan, assuming stockholder approval of the Plan and stockholder approval of Proposal 1.

                                                             DOLLAR VALUE
                         RECIPIENT                              ($)(1)       OPTION SHARES
                         ---------                           ------------    -------------
Bruce C. Bruckmann.........................................     198,960          6,000
Michael A. Delaney.........................................     198,960          6,000
Richard C. Gozon...........................................     198,960          6,000
Lawrence C. Karlson........................................     198,960          6,000
George H. Strong...........................................     198,960          6,000
James A. Urry..............................................     198,960          6,000
Barton J. Winokur..........................................     198,960          6,000
Non-Employee Directors as a Group..........................   1,392,720         42,000

---------------

(1) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that a director may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $33.16 based on the following defined option terms and assumptions: (a) a grant price of $80.000; (b) an exercise price of $80.000;
    (c) an expected life of 5 years; (d) a risk-free interest rate of 4.59%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .392, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Executive Compensation Program. The role of the Compensation Committee is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, we believe it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced stockholder value.

     Our Compensation Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically we solicit and receive recommendations and advice from independent third-party compensation consultants.

     Our executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation should be tied directly to the performance of the business and be aligned with benefits realized by the Company's stockholders.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) an annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company's stock option plans.

     The Compensation Committee's compensation consultants have advised that the salaries, when coupled with annual incentive awards paid to the Company's chief executive officer and other executive officers, are consistent with industry competitive practices. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies. The Compensation Committee has reviewed the base salaries of executive officers and has made adjustments that in its judgment are appropriate. The Compensation Committee reviews executive officer salaries annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer.

     The Compensation Committee also oversees the Company's annual incentive payments to executive officers. Each year we establish challenging objectives based on business prospects for that year. For Messrs. Yost, Hilzinger and Flowers, and for the other senior members of management, annual incentive opportunities are based on achieving both current financial performance objectives and individual strategic and operating objectives related to longer-term earnings, with greater weight given to the current financial performance objectives. Following the end of each fiscal year, after completion of the audit of the Company's financial statements, the Compensation Committee reviews business results and the individual performance of each executive officer and each senior member of management, and determines and recommends to the Board of Directors annual incentive payments. In fiscal year 1998, the Company exceeded its financial performance goals. Strategic and operating objectives were met by Messrs. Yost, Hilzinger and Flowers as well. Consequently, Messrs. Yost, Hilzinger and Flowers earned their incentive payments attributable to their respective financial objectives and to their strategic and operating objectives.

     The Company's long-term, equity-based 1995 Option Plan was approved by the Company's Board of Directors in February 1995 and approved by the stockholders in March 1995, prior to the Company's public offering of its Common Stock. The Compensation Committee oversees the 1995 Option Plan for executives. The 1995 Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Compensation Committee believes that grants made under the 1995 Option Plan will focus executives on increasing stockholder value. No options were granted pursuant to the 1995 Option Plan to the executive officers in fiscal year 1998.

     The Company's long-term, equity-based 1996 Option Plan was approved by the Company's Board of Directors in November 1996, and approved by the stockholders in February 1997. The Compensation Committee oversees the 1996 Option Plan for executives. The 1996 Option Plan consists of non-qualified stock option grants, generally to be made only at one time each year. The Compensation Committee believes that grants made under the 1996 Option Plan will focus executives on increasing stockholder value. Options to purchase a total of 105,000 shares of Common Stock were granted pursuant to the 1996 Option Plan to the executive officers in fiscal year 1998, as follows: 45,000 to Mr. Yost; 30,000 to Mr. Hilzinger; and 30,000 to Mr. Flowers. See "Management Stock Options." These awards are within the same range that the Compensation Committee's compensation consultant advised was reasonable for executive officers.

     The Company's long-term, equity-based 1999 Option Plan (Proposal 3 herein) was approved by the Company's Board of Directors in December 1998, subject to stockholder approval. The Compensation Committee will oversee the 1999 Option Plan for executives. The 1999 Option Plan will consist of non-qualified stock option grants, generally to be made only at one time each year. The Compensation Committee believes that grants made under the 1999 Option Plan will focus executives on increasing stockholder value.

     Chief Executive Officer Compensation. Each year the Compensation Committee and the chief executive officer agree to multi-year objectives. The committee reviews the chief executive officer's performance against those objectives at year-end. This review includes a detailed analysis of the short- and long-term financial results as well as progress toward the Company's strategic objectives. In addition, the committee considers individual factors such as Mr. Yost's leadership ability, ability to execute the business strategy and the Company's relationship with customers and the investment community. Mr. Yost's salary was based on data received on the salaries of chief executive officers at companies included in the Peer Group Index as well as upon survey data obtained from wholesale and distribution companies generally.

     Mr. Yost's annual incentive opportunity is 100% of his base salary, subject to certain adjustments based on his individual performance, as determined by the committee, and the performance of the Company. Of this amount, 50% is based on the Company's achievement of earnings per share ("EPS") goals and 50% is based on goals relating to return on committed capital. For fiscal year 1998, the Company exceeded the EPS goals by six percentage points and met the goals for return on committed capital. Based on the foregoing factors, Mr. Yost's annual incentive payment was 107% of his base salary.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers will be fully deductible in accordance with these rules.

                                           COMPENSATION COMMITTEE
                                           Richard C. Gozon, Chairman
                                           Bruce C. Bruckmann
                                           Michael A. Delaney
                                           James A. Urry

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each outside director of the Company is paid an annual fee of $15,000 for services as a director of the Company, plus an additional fee of $1,000 for attendance in person at each meeting of the Board of Directors in excess of four annually, and $500 per telephonic meeting of the Board of Directors. Mr. Karlson is paid an annual fee of $50,000 for his services as Chairman. There are no fees paid for attendance at committee meetings.

     Outside directors of the Company, other than Messrs. Delaney and Urry, may also be entitled to receive stock options for Common Stock pursuant to the AmeriSource Health Corporation Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"). The 1996 Directors Plan provides for non-discretionary, automatic grants on an annual basis of an option to purchase shares of Common Stock to certain non-employee directors. Such options are fully exercisable on the grant dates. The option exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant of the option. An aggregate of 50,000 shares of Common Stock were reserved for issuance under the 1996 Directors Plan. All of the options under the 1996 Directors Plan have been granted. Options granted to directors under the 1996 Directors Plan are treated as nonstatutory stock options under the Code. The 1996 Directors Plan is administered by a committee of disinterested directors.

     The 1996 Directors Plan permits, with the consent of the committee and if permitted by the restrictions in the Company's financing agreements, the exercise of options by delivery of shares of Common Stock owned by the option holder, by withholding of such shares of Common Stock upon exercise of the option in lieu of or in addition to cash or by financing made available by the Company. The 1996 Directors Plan permits the committee to adjust the number and kind of shares subject to options in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares. The Board of Directors may amend the 1996 Directors Plan at any time, provided, however, that stockholder approval is required for any amendment to the 1996 Directors Plan that increases the number of shares for which options may be granted or changes in any material respect the limitations or provisions of the options subject to the 1996 Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted to an option holder without such option holder's consent.

     During fiscal year 1998, the Company made grants of stock options under the 1996 Directors Plan as follows: Messrs. Bruckmann, Gozon, Karlson, Strong and Winokur were each granted options to purchase 5,000 shares of Common Stock at $57.4375 per share and all such options were outstanding and exercisable at September 30, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

                                   MANAGEMENT
EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                   NAME                     AGE                      TITLE
                   ----                     ---                      -----
R. David Yost.............................  51     President and Chief Executive Officer
Kurt J. Hilzinger.........................  38     Senior Vice President, Chief Operating
                                                   Officer and Chief Financial Officer
David M. Flowers..........................  51     Vice President, AmeriSource Health
                                                   Corporation and President, American Health
                                                   Packaging

     Mr. Yost is described above as a nominee for director.

     Mr. Hilzinger was appointed Senior Vice President, Chief Operating Officer and Chief Financial Officer in January 1999. Prior to that time, he served as Senior Vice President, Chief Financial Officer since 1997, Vice President, Chief Financial Officer and Treasurer from 1995 to 1997 and Vice President, Finance and Treasurer from 1993 to 1995.

     Mr. Flowers was appointed Vice President of AmeriSource Health Corporation and President of American Health Packaging, a division of AmeriSource Health Services Corporation, in January 1999. Prior to that time he had been Executive Vice President, Sales & Marketing since December 1995. He held the position of Group President -- Eastern Region from 1989 through December 1995.

     There are no arrangements or understandings between any of the executive officers and any other person pursuant to which he was elected an officer. There are no family relationships between any director, executive officer, or nominee for director.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended September 30, 1998, 1997 and 1996, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the executive officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                              ------------------------------               -------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                 OTHER     ------------------------   ----------
                                                                ANNUAL     RESTRICTED    SECURITIES                ALL OTHER
     NAME AND PRINCIPAL                                        COMPENSA-      STOCK      UNDERLYING      LTIP      COMPENSA-
          POSITION            YEAR   SALARY($)   BONUS($)(1)    TION($)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)    TION($)
     ------------------       ----   ---------   -----------   ---------   -----------   ----------   ----------   ---------
R. David Yost...............  1998    397,100      424,000        --           --          45,000        --         86,742(2)
  President and Chief         1997    359,600      315,000        --           --          25,000        --         40,806(2)
  Executive Officer           1996    238,350      235,000        --           --          20,000        --         34,544(2)
Kurt J. Hilzinger...........  1998    227,117      265,000        --           --          30,000        --         34,827(3)
  Sr. Vice President, Chief   1997    200,000      197,175        --           --          20,000        --         10,416(3)
  Operating Officer and       1996    160,167      150,000        --           --          12,000        --          5,842(3)
  Chief Financial Officer
David M. Flowers............  1998    287,000      302,000        --           --          30,000        --         41,811(4)
  Vice President,
  AmeriSource                 1997    264,600      253,200        --           --          20,000        --         42,050(4)
  Health Corporation and      1996    224,600      200,000        --           --          20,000        --         36,635(4)
  President, American Health
  Packaging

---------------

(1) The amounts shown consist of cash bonuses earned in the fiscal year identified but paid in the subsequent fiscal year.

(2) "All Other Compensation" for Mr. Yost in fiscal year 1998, 1997 and 1996, respectively (unless otherwise indicated), includes the following: (i) $3,780, $3,209 and $2,421 in club dues; (ii) $3,300, $3,000 and $1,900 in tax return preparation fees; (iii) $10,000, $9,000 and $5,400 in contributions under the Company's Employee Investment Plan; (iv) for 1997 and 1996, respectively, $1,497 and $144 for spousal travel expenses; (v) for 1998 and 1997, respectively, $2,800 and $1,500 for personal use of a Company-owned condominium; (vi) for 1998, $44,262 in relocation expense;
    (vii) $22,600 per year in premiums for a split dollar life insurance policy; and (viii) for 1996, $2,079 in miscellaneous items.

(3) "All Other Compensation" for Mr. Hilzinger in 1998, 1997 and 1996, respectively (unless otherwise indicated), includes the following: (i) $10,000, $9,000 and $5,172 in contributions under the Company's Employee Investment Plan; (ii) for 1998, $175 in club dues; (iii) $1,087, $137 and $670 for spousal travel expenses; (iv) for 1998, $22,600 in premiums paid for a split dollar insurance policy; and (v) for 1998 and 1997, respectively, $965 and $279 for miscellaneous items.

(4) "All Other Compensation" for Mr. Flowers in fiscal year 1998, 1997 and 1996, respectively (unless otherwise indicated), includes the following: (i) $5,285, $5,833 and $7,885 in club dues; (ii) for 1998 and 1997, respectively, $3,926 and $4,200 in tax preparation fees; (iii) $10,000, $9,000 and $5,400 in contributions under the Company's Employee Investment Plan; (iv) for 1997, $417 for spousal travel expenses; (v) $22,600 per year in premiums paid for a split dollar life insurance policy; and (vi) for 1996, $750 in miscellaneous items.

STOCK OPTIONS

OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth certain information with respect to options granted to and exercised by the executive officers of the Company during fiscal year 1998. The information set forth in these tables relates to options granted to and exercised by the executive officers of the Company to purchase shares of Common Stock under the 1996 Option Plan.

                                                     INDIVIDUAL GRANTS
                                -----------------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                 SECURITIES       OPTIONS/
                                 UNDERLYING         SARS       EXERCISE
                                  OPTIONS/       GRANTED TO    OR BASE                        GRANT DATE
                                    SARS        EMPLOYEES IN    PRICE                           PRESENT
             NAME               GRANTED(#)(1)   FISCAL YEAR     ($/SH)     EXPIRATION DATE    VALUE($)(2)
             ----               -------------   ------------   --------   -----------------   -----------
R. David Yost.................     45,000          10.0%       57.0625    December 15, 2007    1,093,950
Kurt J. Hilzinger.............     30,000            6.7       57.0625    December 15, 2007      729,300
David M. Flowers..............     30,000            6.7       57.0625    December 15, 2007      729,300

---------------

(1) The options granted under the 1996 Option Plan become exercisable at a rate of 25% each year, beginning December 15, 1998.

(2) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $24.31 based on the following defined option terms and assumptions: (a) a grant price of $57.0625; (b) an exercise price of $57.0625; (c) an expected life of 5 years; (d) a risk-free interest rate of 5.30%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .392, which reflects how much the stock price varied on a weekly basis since the initial public offering of the Company's Common Stock on April 4, 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number of exercised options and the value of unexercised in-the-money options held by the executive officers of the Company as of September 30, 1998.

                                                                 NUMBER OF           VALUE OF
                                                                SECURITIES          UNEXERCISED
                                                                UNDERLYING         IN-THE-MONEY
                                                               OPTIONS/SARS        OPTIONS/SARS
                                      SHARES                   AT FY-END(#)        AT FY-END($)
                                     ACQUIRED       VALUE      -------------    -------------------
                                    ON EXERCISE    REALIZED    EXERCISABLE/        EXERCISABLE/
               NAME                     (*)          ($)       UNEXERCISABLE     UNEXERCISABLE(1)
               ----                 -----------    --------    -------------    -------------------
R. David Yost.....................       0            0        65,000/90,000    3,538,438/4,899,375
Kurt J. Hilzinger.................       0            0        41,000/61,000    2,231,937/3,320,687
David M. Flowers..................       0            0        63,750/71,250    3,470,390/3,878,671

---------------

(1) Value calculated as the difference between the fair market value of the Common Stock on September 30, 1998 and the option exercise price.

PENSION PLANS

     AMERISOURCE CORPORATION PARTICIPATING COMPANIES PENSION PLAN. AmeriSource Corporation ("AmeriSource") has a qualified defined benefit pension plan providing for continuation of pension benefit coverage for salaried sales and office employees of the Company who meet the plan's eligibility requirements. Under AmeriSource's pension plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the consecutive three years within the last ten years of participation in the pension plan which yield the highest average.

     All pension plan costs are paid by AmeriSource and the pension plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under "Summary Compensation Table" above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. For 1998, the compensation limit was $160,000.

     The years of credited service as of October 1, 1998 for each of the executive officers of the Company were as follows: R. David Yost -- 24.08 years; Kurt J. Hilzinger -- 7.58 years; and David M. Flowers -- 22.75 years.

     As required by ERISA and the Code, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $90,000, with cost-of-living adjustments, or 100% of a plan participant's average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988. For 1998, the annual benefit limit was $130,000.

     SUPPLEMENTAL RETIREMENT PLAN. AmeriSource also has a Supplemental Retirement Plan (the "Supplemental Plan"). Coverage under the Supplemental Plan is limited to participants in AmeriSource's pension plan whose benefits under the pension plan are limited due to (a) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the pension plan due to an employee's participation in certain deferred compensation plans sponsored by AmeriSource or one of its subsidiaries. The Supplemental Plan provides for a supplement to the annual pension benefit paid under AmeriSource's pension plan to participants who attain early or normal retirement under such pension plan or who suffer a total and permanent disability while employed by AmeriSource or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in AmeriSource's pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under AmeriSource's pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of AmeriSource's pension plan due to his participation in certain deferred compensation plans of AmeriSource or one of its subsidiaries.

     The following table shows estimated annual retirement benefits that would be payable to participants under AmeriSource's pension plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)

               FINAL AVERAGE
                COMPENSATION                    10         20         30         35
               -------------                    --         --         --         --
 100,000....................................   10,000     20,000     30,000     35,000
 150,000....................................   15,000     30,000     45,000     52,500
 200,000....................................   20,000     40,000     60,000     70,000
 250,000....................................   25,000     50,000     75,000     87,500
 300,000....................................   30,000     60,000     90,000    105,000
 500,000....................................   50,000    100,000    150,000    175,000
 600,000....................................   60,000    120,000    180,000    210,000
 700,000....................................   70,000    140,000    210,000    245,000
 800,000....................................   80,000    160,000    240,000    280,000
 900,000....................................   90,000    180,000    270,000    315,000
1,000,000...................................  100,000    200,000    300,000    350,000

AGREEMENTS WITH EMPLOYEES

     Effective August 1, 1997, the Company entered into employment contracts (the "Employment Contracts") with Messrs. Yost, Hilzinger, and Flowers. The Employment Contracts provide for three-year terms of employment, with an automatic one-year extension on each anniversary date, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company's prevailing practices from time to time.

     Each Employment Contract includes a customary termination for cause provision, whereupon the Company's obligations under the respective Employment Contract would cease. By a majority vote of the Board of Directors, the Company would also be able to terminate the employment of the employee without cause, whereupon the Company would remain obligated to pay the greater of (i) one year of such employee's then-current salary and (ii) the base salary of the employee for the balance of the term of the Employment Contract. The Employment Contracts also provide for acceleration of all or a portion of the employee's Company stock options then outstanding upon a termination without cause that occurs after September 5, 1999 and prior to other circumstances. Each Employment Contract prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Contracts also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company's employees and customers.

     The Employment Contracts provide for certain payments and other benefits as the result of the termination of the Employment Contracts upon a change of control of the Company. The Employment Contracts were filed with the Securities and Exchange Commission ("SEC") as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on April 4, 1995 to September 30, 1998. April 4, 1995 was the first trading date on which the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on April 4, 1995 in the Common Stock and in each index.

                COMPARISON OF 42-MONTH CUMULATIVE TOTAL RETURN*
            AMONG AMERISOURCE HEALTH CORPORATION, THE S&P 500 INDEX
                            AND THE PEER GROUP INDEX
[AMERISOURCE TOTAL RETURN PERFORMANCE GRAPH]

                                       AMERISOURCE
                                         HEALTH
                                       CORPORATION         PEER GROUP            S&P 500
4/4/95                                   100.00              100.00              100.00
SEP-95                                   128.57              108.91              116.99
SEP-96                                   211.90              139.59              140.78
SEP-97                                   278.27              221.84              197.73
SEP-98                                   259.23              338.27              215.61

*$100 INVESTED ON 4/04/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF
 DIVIDENDS, FISCAL YEAR ENDING SEPTEMBER 30.

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., McKesson Corporation and Owens & Minor, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During fiscal year 1998, Dechert Price & Rhoads performed, and currently does perform, legal services for the Company. Barton J. Winokur, Chairman of Dechert Price & Rhoads and a director of the Company, beneficially owns 34,750 shares of the Common Stock of the Company.

                          INDEPENDENT PUBLIC AUDITORS

     Since 1988, the Company has retained Ernst & Young LLP as its independent public auditors and it has retained Ernst & Young LLP for the current year ending September 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period October 1, 1997 through September 30, 1998, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

                           2000 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2000, the proposal must be received by the Company in writing on or before September 30, 1999, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware and the By-Laws of the Company relating to such inclusion. With respect to a stockholder proposal that is not included in the 2000 proxy statement and form of proxy but which properly comes before the 2000 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before December 20, 1999, then the proxy solicited by the Board of Directors of the Company for the 2000 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Secretary, AmeriSource Health Corporation, 300 Chester Field Parkway, Malvern, PA 19355.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1998 MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO: INVESTOR RELATIONS DEPARTMENT, AMERISOURCE HEALTH CORPORATION, 300 CHESTER FIELD PARKWAY, MALVERN, PA 19355.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1999 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

                                          By order of the Board of Directors,

                                          /s/ William D. Sprague
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

Dated: February   , 1999
      Malvern, Pennsylvania

                                                                      APPENDIX A

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     RESOLVED, that the first paragraph of Article 4 of the Restated Certificate of Incorporation of AmeriSource Health Corporation be, and the same hereby is, amended to read as follows:

          4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 117,000,000 shares, divided into three (3) classes consisting of 100,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"); 15,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"); and 2,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"). Class A Common Stock, Class B Common Stock and Class C Common Stock are collectively referred to herein as "Common Stock."

                                                                      APPENDIX B

                         AMERISOURCE HEALTH CORPORATION

                             1999 STOCK OPTION PLAN

     The purpose of the AmeriSource Health Corporation 1999 Stock Option Plan (the "Plan") is to provide designated employees of AmeriSource Health Corporation (the "Company") and its subsidiaries with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.  Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board of Directors of the Company (the "Board"), all of whom shall be "outside directors", as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual"s execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Options

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

     3.  Shares Subject to the Plan

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 1,600,000 shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 100,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may receive Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.  Eligibility for Participation

     (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees who receive Options under this Plan shall hereinafter be referred to as "Grantees".

     5.  Grant of Options

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees.

     (b) Exercise Price.

          (i) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted or on the date the Plan is approved by the Stockholders, whichever last occurs.

          (ii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date on which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in 25% increments on each of the first four anniversary dates that follow the grant, provided the Grantee is employed by the Company as of the applicable date, except as may otherwise be specified in the Option Instrument or an amendment to the Option Instrument that is approved by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee. In the event that a Grantee ceases his or her employment with the Company for any reason other than a "disability" (as defined below), death, or "termination for cause" (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee"s termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (ii) In the event the Grantee ceases his or her employment with the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee's termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (iii) In the event the Grantee's employment terminates because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.

          (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.

     Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.

          (v) For purposes of this Section 5(e) and Section 9(a):

             (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

             (B) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

          (vi) For purposes of this Section 5(e), "termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

     6.  Withholding of Taxes

     (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7.  Transferability of Options

     (a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Permitted Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in an Option Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.  Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than 399 Venture Partners, Inc. or its affiliates) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

          (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for
     (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

          (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     9.  Consequences of a Change of Control

     (a) Notice and Acceleration.

          (i) Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

          (ii) Upon a Change of Control, each outstanding Option shall become fully exercisable, provided that (i) the Grantee is employed by the Company at the time of the Change of Control and (ii) either (A) the Grantee is employed by the Company on the first anniversary of the Change of Control,
     (B) the Grantee's employment is terminated by the Company, other than for "cause" (as defined below), during the one year period following the Change of Control, (C) the Grantee voluntarily terminates employment with the Company during the one year period following the Change of Control as a result of a "constructive termination" (as defined below), or (D) the Grantee's employment with the Company terminates on account of death or disability (as defined in Section 5(e)) during the one year period following the Change of Control. Any portion of an Option that would not be exercisable after a Change of Control but for the provisions of the preceding sentence may be exercised after the conditions of the preceding sentence have been met.

          (iii) For purposes of this Section, "cause" means willful misconduct or dishonesty, or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

          (iv) For purposes of this Section, "constructive termination" will occur if the Company (a) requires the Grantee to assume duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of the Grantee's authority or duties from, the authorities or duties assigned to or held by the Grantee during the 30 days immediately prior to the Change of Control, (b) materially reduces the Grantee's base salary, incentive compensation opportunities or fringe benefits, or (c) relocates the Grantee's site of employment to a location more than 50 miles away from the Grantee's site of employment 30 days immediately before the Change of Control.

          (v) Notwithstanding the foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.

     (b) Assumption of Options. Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10.  Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11.  Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.

     12.  Rights of Participants

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     13.  No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     14.  Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     15.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     16.  Effective Date of the Plan

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 8, 1998.

     17.  Miscellaneous

     (a) Options in Connection with Corporate Transactions and
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.

                                                                      APPENDIX C

                         AMERISOURCE HEALTH CORPORATION

                 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The purpose of the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan (the "Plan") is to provide members of the Board of Directors (the "Board") of AmeriSource Health Corporation (the "Company") who are not employees of the Company or its subsidiaries with grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.  Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Options

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument.

     3.  Shares Subject to the Plan

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 175,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.  Eligibility for Participation

     All members of the Board who are not employees of the Company or a subsidiary ("Non-Employee Directors") shall be eligible to participate in the Plan.

     5.  Grant of Options

     (a) Annual Grants. Commencing with the 1999 annual meeting of the Company's shareholders each Non-Employee Director who is in office on the day immediately after the annual election of directors shall receive a grant of a Nonqualified Stock Option to purchase 6,000 shares of Company Stock.

     (b) Exercise Price. The purchase price per share of Company Stock subject to an Option (the "Exercise Price") shall be equal to the Fair Market Value of a share of Company Stock on the date of grant or on the date the Plan is approved by the Stockholders, whichever last occurs. If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term and Exercisability. The term of each Option shall be ten years.

     (d) Exercisability of Options. Options shall become vested and exercisable on the earlier of the first anniversary of the date of grant, or the date of the next following regularly scheduled annual meeting of the Company's shareholders, provided the Grantee is a member of the Board on such date.

     (e) Termination of Board Membership or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is a member of the Board. If a Grantee ceases to be a member of the Board for any reason other than death or "cause" (as defined below), the Grantee's Options that are vested on such date shall terminate unless exercised within one year after the date on which the Grantee ceases to be a member of the Board, or, if earlier, the date of expiration of the Option term.

          (ii) If the Grantee ceases to be a member of the Board for "cause", any Option held by the Grantee shall terminate as of the date the Grantee ceases to a member of the Board.

          (iii) "Cause" shall mean a finding by the Committee that the Grantee has breached his or her service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee ceases to be a member of the Board for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (iv) If the Grantee dies while a member of the Board, any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be Board member on account of death shall become vested and exercisable. Any Option that is otherwise exercisable by the Grantee, including Options that have vested on account of death, shall terminate unless exercised within one year of the date of the Grantee's death, but in any event no later than the date of expiration of the Option term.

     (f) Exercise of Options. A Grantee may exercise an Option, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

     6.  Withholding of Taxes

     (a) Required Withholding. All Options under the Plan shall be subject to any applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7.  Transferability of Options

     (a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Permitted Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in an Option Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.  Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than 399 Venture Partners, Inc. or its affiliates) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

          (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for
     (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

          (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     9.  Consequences of a Change of Control

     (a) Notice and Acceleration. Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control. Each outstanding Option shall become fully exercisable, provided that the Grantee is a member of the Board at the time of the Change of Control.

     (b) Assumption of Options. Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (c) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10.  Amendment and Termination of the Plan

     (a) Amendment.  The Board may amend or terminate the Plan at any time.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 16(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11.  Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to any Options under this Plan.

     12.  No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     13.  Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     14.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     15.  Effective Date of the Plan.

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 8, 1998.

     16.  Miscellaneous

     (a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware, without giving effect to the conflicts of laws provisions thereof.